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EXHIBIT 5.5

[Letterhead of Arnall Golden Gregory LLP]

February 3, 2004

Euramax International, Inc.
Euramax International Holdings B.V.
c/o Euramax International, Inc.
5445 Triangle Parkway
Suite 350
Norcross, Georgia 30092

Dechert LLP
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, PA 19103

Gentlemen and Ladies:

        We have been asked to supply this opinion as to Walker Metal Products, Inc. ("Walker"), a Georgia corporation and an indirect wholly-owned subsidiary of Euramax International, Inc. ("Euramax" and together with Euramax International Holdings B.V. the "Registrant"), in connection with the Registrant's Registration Statement on Form S-4 filed with the Securities and Exchange Commission (file no. 333-110211) (the "Registration Statement"). The Registration Statement concerns the Registrant's offer to exchange new 8 1/2% Senior Subordinated Notes due 2011 for all outstanding 8 1/2% Senior Subordinated Notes Due 2011. Walker is both a guarantor of the new notes pursuant to a written guaranty (the "Guaranty") and is a party to the related Supplemental Indenture, dated December 5, 2003 among the Registrant, Walker and other guarantor entities, and JPMorgan Chase Bank (the "Supplemental Indenture"). Each capitalized term used herein which is not defined herein shall, unless otherwise specified, have the meaning given to such term in the Indenture, dated August 6, 2003, which was supplemented by the Supplemental Indenture.

        In arriving at the opinions expressed herein, among other things, we have examined the following:

  (a)
  The Supplemental Indenture;

  (b)
  The Indenture;

  (c)
  The Secretary Certificate of Walker dated as of December 5, 2003 and each attachment to such Secretary Certificate; and

  (d)
  Such other documents, instruments or agreements as we have deemed necessary for purposes of the opinions rendered herein.

        In making such examination and rendering the opinions set forth below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge concerning such facts should be drawn from the fact that such representation has been undertaken by us. As to questions of fact material to our opinions, we have relied solely upon representations and certifications of officers of Walker and of public officials, without independent verification. We believe that such examination and investigation have been sufficient to enable us to express an informed opinion as to the matters opined herein.

        Based on the foregoing and subject to the limitations set forth herein, we are of the opinion that:

  1.
  The Supplemental Indenture has been duly authorized, executed and delivered by Walker; and

  2.
  The execution, delivery and performance by Walker of its obligations under the Guaranty of Walker have been duly authorized by Walker.

        We are admitted to practice law in the State of Georgia. We do not express any opinion with respect to the effect of any laws other than the applicable federal laws of the United States of America, the internal laws of the State of Georgia which, in our experience, are generally applicable to transactions of the type contemplated by the Indenture and the Supplemental Indenture when undertaken by general business corporations which are not engaged in regulated business activities.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein under the caption "Legal Matters." In giving such consent, we do not thereby admit that we are included in the category of persons who consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

        This opinion letter is limited to the matters expressly stated herein on the date of this opinion. This opinion letter speaks of its date only, and we expressly disclaim any undertaking or obligation to advise you of changes that hereafter may be brought to our attention.

Very truly yours,
/s/ Arnall Golden Gregory LLP

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